UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2008

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19879	11-3054851
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

35 Wilbur Street
Lynbrook, NY 11563
(Address of Principal Executive Office) (Zip Code)

516.593.7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms "we," "us," "our" and "Company" refer to BioSpecifics Technologies Corp.

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, the Company and Auxilium Pharmaceuticals, Inc. ("Auxilium") entered into a Development and License Agreement on June 3, 2004,  which was amended on May 10, 2005 and December 15, 2005, respectively (the "Original Agreement"), pursuant to which the Company granted to Auxilium exclusive worldwide rights to develop, market and sell certain products containing our injectable collagenase enzyme, which Auxilium refers to as XIAFLEX, for clinical indications in Dupuytren’s disease, Peyronie’s disease and frozen shoulder, as well as an exclusive option to license additional indications.

On December 11, 2008, the Company and Auxilium entered into an Amended and Restated Development and License Agreement, effective as of December 17, 2008 (the "Amended and Restated Agreement"). The Amended and Restated Agreement became effective upon the execution and effectiveness of the Development, Commercialization and Supply Agreement, dated December 17, 2008 (the "Pfizer Agreement") between Auxilium International Holdings, Inc., a wholly owned subsidiary of Auxilium, and Pfizer, Inc. ("Pfizer"), pursuant to which Pfizer will market XIAFLEX for the treatment of Dupuytren’s disease and Peyronie’s disease in Europe and various other territories. The Amended and Restated Agreement amends and restates in its entirety the Original Agreement.

Under the Amended and Restated License Agreement, the Company will continue to receive milestone payments from Auxilium in addition to 8.5% of the potential additional milestone payments that may be made by Pfizer under the Pfizer Agreement so that, for example, for certain regulatory milestones the Company would receive payments from Auxilium under the Amended and Restated License Agreement plus 8.5% of any milestone payments received by Auxilium from Pfizer under the Pfizer Agreement. The Company will also continue to receive a low double-digit royalty on sales of XIAFLEX, independent of indication, territory, sales volume and whether Auxilium or Pfizer sells the product. In addition, the Company will receive a markup on the cost of goods sold for XIAFLEX.

The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

A press release announcing the Company’s entry into the Amended and Restated Agreement is attached hereto as Exhibit 99.1.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Amended and Restated Agreement dated December 11, 2008 and effective December 17, 2008 *

99.1	Press Release dated December 18, 2008

* Portions of Exhibit 10.1 have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2008	BIOSPECIFICS TECHNOLOGIES CORP.
(Registrant)

/s/ Thomas L. Wegman

Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Agreement dated December 11, 2008 and effective December 17, 2008

99.1	Press Release dated December 19, 2008